Shutterfly Announces Third Quarter 2017 Financial Results

REDWOOD CITY, Calif. October 24, 2017 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today announced financial results for the third quarter ended September 30, 2017.

“Q3 marked an important milestone for the company as we substantially completed the platform consolidation and the restructuring announced earlier this year in February,” said Christopher North, President and Chief Executive Officer.  “Now, Shutterfly, TinyPrints, and our Weddings business - representing the overwhelming majority of our Consumer customers - are on a single technical platform. Combined with our streamlined cost structure and sharpened focus, we’re in a strong position to execute against our growth plan going forward.”
“Our Shutterfly brand and Shutterfly Business Solutions performed well in Q3. We continue to make good progress against our areas of strategic focus while maintaining strong cost control, and also closed a $500 million credit facility. And we’re ready for the fourth quarter with a beautiful selection of holiday products for both Shutterfly and TinyPrints customers, and having significantly improved customer experiences both on the web and in our mobile app.”

Third Quarter 2017 Financial Highlights
Net revenues totaled $195.4 million, a 4% year-over-year increase. Consumer net revenues totaled $135.4 million, a 6% year-over-year decrease as anticipated, as we migrated TinyPrints customers to the Shutterfly Platform, and shut down Wedding Paper Divas in the quarter and MyPublisher earlier in the year. Shutterfly Business Solutions net revenues totaled $60.0 million, a 39% year-over-year increase.

GAAP Operating loss totaled $35.8 million and Net loss was $25.6 million or $0.78 per share.

On a proforma basis, which excludes restructuring charges of $3.3 million, our operating loss was $32.5 million, Adjusted EBITDA was $3.0 million, and Net loss was $24.0 million or $0.73 per share. Restructuring charges for the third quarter are primarily related to property and equipment, and employee costs. Restructuring costs on a year-to-date basis were $17.0 million. Approximately 30% of these restructuring costs are in cash, which is less than our initial forecast of 50%.

During the third quarter of 2017, we entered into a credit agreement which provides for a $300 million Delayed Draw Term Loan B and a $200 million revolving credit facility. The proceeds from the Term Loan B will finance the repayment of our $300 million convertible debt due in May 2018, which we expect to repay at maturity. Given the economic provisions of the delayed draw, we funded the $300 million term loan in the month of October.  The term loan carries variable interest at LIBOR + 250 basis points with a seven-year tenor.  Concurrent with the funding, we hedged $150 million of the notional value of the loan with interest rate swaps, resulting in a fixed interest rate of 4.27% for the hedged portion of the debt.

During the third quarter of 2017, we repurchased a total of 632 thousand shares for $30.0 million bringing our year-to-date repurchases to over 1.6 million shares. We anticipate repurchasing approximately $30.0 million in the fourth quarter of 2017, bringing total estimated share repurchases for 2017 to $110.0 million.

Earlier in the year, we announced that we would undertake a strategic review of BorrowLenses. We completed the process in the third quarter, and decided to retain and operate the business.  BorrowLenses is growing at a modest growth rate and generates positive cash flow.

Business Outlook [1]
Full Year 2017:
For the full year we are maintaining our guidance for Net revenues and Adjusted EBITDA, raising our guidance for Operating Income and Earnings Per Share, and decreasing our guidance for capital expenditures.

●	Net revenues to range from $1.135 billion to $1.165 billion[2]

●	Gross profit margin to range from 48.0% to 49.0% of net revenues

●	Operating income to range from $59.0 million to $79.0 million

●	Effective tax rate of 37.5%

●	Net income per share to range from $0.60 to $0.95

●	Weighted average shares of approximately 34.2 million

●	Adjusted EBITDA to range from $210.0 million to $230.0 million

●	Capital expenditures to be approximately $70.0 million

Fourth Quarter 2017:

●	Net revenues to range from $538.0 million to $568.0 million

●	Gross profit margin to range from 58.0% to 60.0% of net revenues

●	Operating income to range from $151.5 million to $171.5 million

●	Effective tax rate of 39.0%

●	Net income per share to range from $2.60 to $3.00

●	Weighted average shares of approximately 33.4 million

●	Adjusted EBITDA to range from $191.5 million to $211.5 million

[1] Excludes restructuring charges as well as any costs related to refinancing our convertible debt and capital lease termination charges of $8.1 million.
[2] In 2017, net revenues from SBS segment are expected to increase 20% over 2016.

Notes to the Third Quarter 2017 Financial Results and Operating Metrics and 2017 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, and restructuring.
Adjusted EBITDA minus capital expenditures is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Shutterfly Business Solutions (SBS) includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Third Quarter Conference Call
Management will review the third quarter 2017 financial results and its expectations for the fourth quarter and full year 2017 on a conference call on Tuesday, October 24, 2017 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 243-4451 or (412) 542-4135, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, November 7, 2017. To hear the replay, please dial (877) 344-7529 or (412) 317-0088, and enter access code 10112161.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP net income (loss) and net income (loss) per share, adjusted EBITDA, and adjusted EBITDA minus capital expenditures. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), or net income (loss) determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding our expected positioning for future growth, our readiness for the all-important fourth quarter and for the full year 2017, our anticipated share repurchase levels and statements about historical results that may suggest trends for our business. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of our 2017 restructuring activities; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and the pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our most recent Form 10-K and 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading online retailer and manufacturer of high-quality personalized products and services. Founded in 1999, the Shutterfly, Inc. brands includes Shutterfly, where your photos come to life in photo books, gifts, and cards and stationery - with premium offerings in its Tiny Prints boutique - as well as wedding invitations and stationery for every step of the planning process; BorrowLenses, the premier online marketplace for photographic and video equipment rentals; and GrooveBook, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net revenues	$195,443	$187,328	$596,447	$572,998
Cost of net revenues	131,108	117,754	365,432	336,069
Restructuring	39	—	1,475	—
Gross profit	64,296	69,574	229,540	236,929
Operating expenses:
Technology and development	39,614	43,284	124,968	122,866
Sales and marketing	33,331	41,903	119,205	135,284
General and administrative	23,894	26,181	79,200	83,462
Capital lease termination	—	—	8,098	—
Restructuring	3,278	—	15,491	—
Total operating expenses	100,117	111,368	346,962	341,612
Loss from operations	(35,821)	(41,794)	(117,422)	(104,683)
Interest expense	(6,699)	(5,726)	(18,617)	(17,062)
Interest and other income, net	253	130	687	379
Loss before income taxes	(42,267)	(47,390)	(135,352)	(121,366)
Benefit from income taxes	16,660	18,235	53,713	46,290
Net loss	$(25,607)	$(29,155)	$(81,639)	$(75,076)

Net loss per share - basic and diluted	$(0.78)	$(0.86)	$(2.45)	$(2.19)

Weighted-average shares outstanding - basic and diluted	32,878	33,932	33,363	34,235

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,041	$1,131	$3,284	$3,436
Technology and development	2,512	2,725	7,388	5,696
Sales and marketing	2,864	3,664	9,017	11,697
General and administrative	4,319	4,694	13,021	12,459
Restructuring	—	—	814	—
	$10,736	$12,214	$33,524	$33,288

Depreciation and amortization is allocated as follows:
Cost of net revenues	$14,681	$14,063	$44,733	$41,447
Technology and development	6,634	8,184	21,522	25,007
Sales and marketing	2,484	3,174	8,271	11,582
General and administrative	1,016	2,166	3,611	7,022
Restructuring	665	—	5,999	—
	$25,480	$27,587	$84,136	$85,058

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$55,959	$289,224
Short-term investments	44,977	26,352
Accounts receivable, net	61,468	57,365
Inventories	12,057	11,751
Prepaid expenses and other current assets	81,322	48,084
Total current assets	255,783	432,776
Long-term investments	11,739	14,479
Property and equipment, net	269,145	284,110
Intangible assets, net	32,544	43,420
Goodwill	408,975	408,975
Other assets	28,751	11,816
Total assets	$1,006,937	$1,195,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible senior notes, current	$290,157	$—
Accounts payable	25,098	58,790
Accrued liabilities	90,596	138,869
Deferred revenue, current portion	22,794	22,929
Total current liabilities	428,645	220,588
Convertible senior notes, net	—	278,792
Other liabilities	121,522	137,035
Total liabilities	550,167	636,415
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 32,798 and 33,637 shares issued and outstanding on September 30, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	985,098	949,864
Accumulated other comprehensive income (loss)	828	(32)
Accumulated deficit	(529,159)	(390,674)
Total stockholders' equity	456,770	559,161
Total liabilities and stockholders' equity	$1,006,937	$1,195,576

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(81,639)	$(75,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66,367	69,314
Amortization of intangible assets	11,770	15,744
Amortization of debt discount and issuance costs	11,365	10,747
Stock-based compensation	32,710	33,288
Loss on disposal of property and equipment	705	378
Deferred income taxes	(8,607)	5,786
Tax benefit from stock-based compensation	—	263
Excess tax benefits from stock-based compensation	—	(886)
Restructuring	11,636	—
Changes in operating assets and liabilities:
Accounts receivable	(4,103)	10,463
Inventories	(1,782)	2,115
Prepaid expenses and other assets	(34,064)	(61,113)
Accounts payable	(35,819)	(15,105)
Accrued and other liabilities	(49,198)	(66,493)
Net cash used in operating activities	(80,659)	(70,575)

Cash flows from investing activities:
Purchases of property and equipment	(22,960)	(43,733)
Capitalization of software and website development costs	(25,977)	(27,136)
Purchases of investments	(44,381)	(21,891)
Proceeds from the maturities of investments	28,456	25,070
Proceeds from sale of property and equipment	21,232	14,071
Net cash used in investing activities	(43,630)	(53,619)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	626	1,935
Repurchases of common stock	(80,000)	(90,837)
Excess tax benefits from stock-based compensation	—	886
Principal payments of capital lease and financing obligations	(24,813)	(15,128)
Payment for contingent consideration liabilities	—	(1,313)
Payment of credit agreement issuance costs	(4,789)	—
Net cash used in financing activities	(108,976)	(104,457)

Net decrease in cash and cash equivalents	(233,265)	(228,651)
Cash and cash equivalents, beginning of period	289,224	288,863
Cash and cash equivalents, end of period	$55,959	$60,212

Supplemental schedule of non-cash investing / financing activities:
Net increase (decrease) in accrued purchases of property and equipment	$4,263	$(1,274)
Net decrease in accrued capitalized software and website development costs	(161)	(97)
Stock-based compensation capitalized with software and website development costs	1,084	1,322
Property and equipment acquired under capital leases	18,224	23,946

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended
	September 30,
	2017 [2]	2016
Consumer Metrics
Customers	2,969,451	3,150,894
year-over-year change	(6)%

Orders	4,861,262	5,394,902
year-over-year change	(10)%

Average order value [1]	$27.86	$26.71
year-over-year change	4%

[1] Average order value excludes Shutterfly Business Solutions revenue.
[2] In the third quarter of 2017, customers and orders decreased over the prior year, primarily due to the platform consolidation.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Consumer
Net revenues	$135,418	$144,074	$475,153	$476,072
Cost of net revenues	81,439	84,825	263,345	256,438
Restructuring	39	—	1,475	—
Gross profit	$53,940	$59,249	$210,333	$219,634
Consumer gross profit margin	39.8%	41.1%	44.3%	46.1%

Shutterfly Business Solutions (SBS)
Net revenues	$60,025	$43,254	$121,294	$96,926
Cost of net revenues	47,520	30,389	95,256	71,909
Gross profit	$12,505	$12,865	$26,038	$25,017
SBS gross profit margin	20.8%	29.7%	21.5%	25.8%

Corporate [1]
Net revenues	$—	$—	$—	$—
Cost of net revenues	2,149	2,540	6,831	7,722
Gross profit	$(2,149)	$(2,540)	$(6,831)	$(7,722)

Consolidated
Net revenues	$195,443	$187,328	$596,447	$572,998
Cost of net revenues	131,108	117,754	365,432	336,069
Restructuring	39	—	1,475	—
Gross profit	$64,296	$69,574	$229,540	$236,929

Gross profit margin	32.9%	37.1%	38.5%	41.3%

Gross profit margin excluding restructuring	32.9%	37.1%	38.7%	41.3%

[1] Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Restructuring
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2017
Restructuring:
Property and equipment	$1,798	$8,414
Employee costs	697	5,851
Inventory	39	1,475
Other costs	783	1,226
Total	$3,317	$16,966

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2017	2016

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$(25,607)	$15,906
Capital lease termination	—	—	—	—	—	8,098	—	—
Restructuring	—	—	—	—	8,976	4,673	3,317	—
Tax benefit impact of restructuring and capital lease termination charges	—	—	—	—	(3,948)	(4,829)	(1,669)	—
Non-GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(28,166)	$(14,896)	$(23,959)	$15,906

GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	32,878	35,190
Non-GAAP diluted shares outstanding	34,596	34,177	33,932	34,625	33,712	33,579	32,878	35,190

GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.98)	$(0.68)	$(0.78)	$0.45
Non-GAAP net income (loss) per share	$(0.85)	$(0.48)	$(0.86)	$2.63	$(0.84)	$(0.44)	$(0.73)	$0.45

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2016	2016	2016	2016	2017	2017	2017	2016

GAAP net income (loss)	$(29,436)	$(16,485)	$(29,155)	$90,982	$(33,194)	$(22,838)	$(25,607)	$15,906
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	6,699	23,023
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(253)	(501)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	(16,660)	10,682
Depreciation and amortization	29,114	28,357	27,587	28,593	27,364	25,957	24,815	113,651
Stock-based compensation	10,150	10,924	12,214	12,404	11,505	10,469	10,736	45,692
Capital lease termination	—	—	—	—	—	8,098	—	—
Restructuring	—	—	—	—	8,976	4,673	3,317	—
Non-GAAP Adjusted EBITDA	$(2,550)	$18,206	$(1,993)	$194,790	$(1,915)	$17,357	$3,047	$208,453

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Adjusted EBITDA minus Capital Expenditures
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2016 [2]	2016	2016	2016	2017	2017	2017	2016

Net cash provided by (used in) operating activities	$(82,610)	$16,916	$(4,881)	$263,998	$(72,386)	$13,672	$(21,945)	$193,423
Interest expense	5,675	5,661	5,726	5,961	5,964	5,955	6,699	23,023
Interest and other income, net	(121)	(128)	(130)	(122)	(189)	(244)	(253)	(501)
Tax (benefit) provision	(17,932)	(10,123)	(18,235)	56,972	(22,341)	(14,713)	(16,660)	10,682
Changes in operating assets and liabilities	98,604	2,374	29,155	(126,361)	92,194	(2,565)	35,336	3,772
Other adjustments	(6,166)	3,506	(13,628)	(5,658)	(6,265)	5,377	(2,575)	(21,946)
Capital lease termination	—	—	—	—	—	8,098	—	—
Cash restructuring	—	—	—	—	1,108	1,777	2,445	—
Non-GAAP Adjusted EBITDA	(2,550)	18,206	(1,993)	194,790	(1,915)	17,357	3,047	208,453
Less: Purchases of property and equipment	(5,497)	(22,005)	(14,957)	(9,792)	(1,669)	(7,252)	(18,302)	(52,251)
Less: Capitalized technology & development costs	(8,168)	(10,052)	(8,819)	(6,065)	(7,726)	(9,602)	(8,488)	(33,104)
Add: Capex adjustments [1]	—	9,827	—	—	—	—	—	9,827
Adjusted EBITDA minus capital expenditures	$(16,215)	$(4,024)	$(25,769)	$178,933	$(11,310)	$503	$(23,743)	$132,925

[1] In the second quarter of 2016, the Company acquired and immediately sold $9.8 million of printers.
[2] The Company reclassified an immaterial contingent consideration payment (to Groovebook Founders) in the first quarter of 2016 between operating and financing activities within the cash flow statement.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)

	Forward-Looking Guidance [1]
	Three Months Ending December 31, 2017		Twelve Months Ending December 31, 2017
	Low	High	Low	High

Net revenues [2]	$538.0	$568.0	$1,135.0	$1,165.0

Gross profit margin	58.0%	60.0%	48.0%	49.0%

Operating income	$151.5	$171.5	$59.0	$79.0
Operating margin	28.1%	30.2%	5.2%	6.8%

Operating income	$151.5	$171.5	$59.0	$79.0
Stock-based compensation	$13.3	$13.3	$46.0	$46.0
Amortization of intangible assets	$3.1	$3.1	$15.0	$15.0
Depreciation	$23.6	$23.6	$90.0	$90.0
Adjusted EBITDA	$191.5	$211.5	$210.0	$230.0
Adjusted EBITDA margin	35.6%	37.2%	18.5%	19.7%

Capital expenditures			$70.0	$70.0
Capital expenditures as % of net revenues			6.2%	6.0%

Adjusted EBITDA minus capital expenditures			$140.0	$160.0
Adjusted EBITDA minus capital expenditures as % of net revenues			12.3%	13.7%

Tax rate	39.0%	39.0%	37.5%	37.5%

Net income per share
Diluted	$2.60	$3.00	$0.60	$0.95

Weighted average shares
Diluted	33.4	33.4	34.2	34.2

[1] Excludes restructuring charges as well as any costs related to refinancing our convertible debt and capital lease termination charges of $8.1 million.
[2] In 2017, net revenues from SBS Segment to increase 20% over 2016.